EXHIBIT 10(i)    NONSOLICITATION AND CONFIDENTIALITY AGREEMENT.

         THIS AGREEMENT made and entered into as of September 12, 2000 between TCF FINANCIAL CORPORATION, a Delaware Corporation (the "Company") and Thomas A. Cusick (the "Executive").

                                R E C I T A L S:

         WHEREAS, the Executive is now and has been Vice Chairman and Chief Operating Officer of the Company;

         WHEREAS, as a partial inducement for the Executive to enter into a Nonsolicitation Agreement with the Company, the Company is separately providing the Executive with certain compensation and benefits in the event a Change in Control of the Company occurs pursuant to a Change in Control Agreement executed contemporaneously with this Agreement, and

         WHEREAS, Executive desires to obtain the rights and benefits of the Change in Control Agreement as well as the other compensation, benefits and remuneration to which Executive has been and/or will become entitled as a consequence of his ongoing employment with the Company;

         NOW, THEREFORE, in exchange for the above-recited consideration and other good and valuable consideration, Executive hereby agrees as follows:

1. Executive agrees that for the duration of his employment with the Company or any of its affiliates and for a period of one year after Executive's termination of employment, Executive will not: (a) solicit, attempt to solicit or hire any of the Company's employees for employment with or to provide services or financing to another bank, financial services company, lending company, leasing company or other corporation, person, or other entity providing the same or similar products or services as provided by the Company (a "potential competitor"), or (b) solicit or attempt to solicit any of the Company's customers for any such potential competitor; and Executive will not assist any other person in doing so. Executive further agrees to keep confidential any information obtained through Executive's employment with the Company relating to Company strategies, business plans or other information not otherwise publicly known. This Nonsolicitation provision does not apply, however, in the event the Company terminates Executive's employment without Cause (as defined in the Change in Control Agreement).

2. TERM. The term of this Agreement shall commence on the date it is signed and shall continue through January 1, 2008, provided that in the event Executive's Year 2000 Stock Grant becomes fully vested prior to January 1, 2008 (other than due to a change in control) this Agreement shall terminate on the date on which such full vesting occurs.

3. SURVIVAL. Notwithstanding the termination of this Agreement, Executive's obligations under paragraph 1 shall remain in full force and effect if Executive's termination of employment occurs before the termination of this Agreement.

4. SEVERABILITY. If any provision of this Agreement or the application thereof is held invalid or unenforceable, the invalidity or unenforceability thereof shall not affect any other provisions or applications of this Agreement which can be given effect without the invalid or unenforceable provision or application.

5. SPECIFIC ENFORCEMENT. Executive understands and agrees that a breach by Executive of any provision of this Agreement may cause the Company irreparable injury and damage, which cannot be compensated by receipt of money damages. Executive, therefore, expressly agrees that the Company shall be entitled, in addition to any other remedies legally available, to injunctive and/or other equitable relief to prevent a breach of this Agreement or any part hereof.

6. NOTICES. All notices under this Agreement shall be in writing and shall be deemed effective when delivered in person (in the Company's case, to its Secretary) or 48 hours after deposit thereof in the U.S. mails, postage prepaid, addressed, in the case of the Executive, to his last known address as carried on the personnel records of the Company and, in the case of the Company, to the corporate headquarters, attention of the Secretary, or to such other address as the party to be notified may specify by written notice to the other party.

7. AMENDMENTS AND CONSTRUCTION. This Agreement may only be amended in a writing signed by the parties hereto. This Agreement shall be construed under the laws of the State of Minnesota. Paragraph headings are for convenience only and shall not be considered a part of the terms and provisions of the Agreement.

8. NO GUARANTEE OF EMPLOYMENT. This Agreement shall not be construed as any guarantee or obligation of continuing employment on the part of the Company or Executive. Executive's employment remains at will.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first written above.

                                            TCF FINANCIAL CORPORATION

ATTEST:

                                            By
                                              ------------------------------
                                            Its
-------------------------------                -----------------------------
Vice Chairman, General Counsel
         and Secretary

WITNESS:

-------------------------------             --------------------------------
                                            Thomas A. Cusick


                                       2